UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 22, 2010 (December 20, 2010)
Date of Report (Date of earliest event reported)
CARE INVESTMENT TRUST INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-33549 (Commission File Number)	38-3754322 (I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor, New York, New York	10017
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (212) 446-1414
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     The annual meeting of stockholders of the Company was held on December 20, 2010. A total of 9,961,714 shares of the Company’s common stock were present or represented by proxy at the meeting, representing more than 98.97% of the Company’s shares outstanding as of the November 15, 2010 record date. The matters submitted for a vote and the respective results are as follows:
Proposal 1—The election of seven (7) nominees to the Board of Directors: Michael G. Barnes, Flint D. Besecker, Geoffrey N. Kauffman, William A. Houlihan, Jonathan Ilany, Salvatore (Torey) V. Riso, Jr. and J. Rainer Twiford.
Michael G. Barnes

Votes For	Withheld	Broker Non-Votes
9,427,600	51,427	482,687
Geoffrey N. Kauffman

Votes For	Withheld	Broker Non-Votes
9,427,300	51,727	482,687
Salvatore (Torey) V. Riso, Jr.

Votes For	Withheld	Broker Non-Votes
9,428,050	50,977	482,687
Flint D. Besecker

Votes For	Withheld	Broker Non-Votes
9,428,350	50,677	482,687
J. Rainer Twiford

Votes For	Withheld	Broker Non-Votes
9,472,261	6,766	482,687
Jonathan Ilany

Votes For	Withheld	Broker Non-Votes
9,472,261	6,766	482,687
William A. Houlihan

Votes For	Withheld	Broker Non-Votes
9,472,261	6,766	482,687
Proposal 2—Ratification of the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2010:

Votes For	Votes Against	Abstain
9,955,493	4,971	1,250

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 22, 2010

CARE INVESTMENT TRUST INC.
By:	/s/ Danielle M. DePalma
	Name:	Danielle M. DePalma
	Title:	Chief Compliance Officer and Secretary